UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2007 (April 17, 2007)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 17, 2007, the company issued a press release announcing the promotion of John J. Tedone to the position of vice president-finance of the company, effective on the same date. In this position, Mr. Tedone will serve as the company’s principal accounting officer. Mr. Tedone joined the company in 2004 as assistant vice president-internal audit and was promoted in 2006 to vice president-internal audit. Prior to joining the company, Mr. Tedone was director of finance-strategic marketing at Diageo NA, a leading premium drinks business.

The company confirms, as required by regulations under the Securities Exchange Act of 1934, that (1) there is no family relationship between Mr. Tedone and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Tedone and any other person pursuant to which he was appointed as vice president-finance, and (3) there is no transaction between Mr. Tedone and the company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
The following document is furnished as an Exhibit pursuant to Item 5.02 hereof:

Exhibit 99.1 - Press Release of the company announcing the promotion of John J. Tedone to the position of vice president-finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: April 18, 2007

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit 99.1	Press release dated April 17, 2007	Attached